Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders



Nuveen Municipal Advantage Fund, Inc.
33-32029, 811-05957


The annual meeting of shareholders was held on July
28, 2009. At this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to September 1, 2009.

Voting results are as follows:

 Common and MuniPreferred shares voting together as a class
  MuniPreferred shares voting together as a class
To approve the elimination of the Funds fundamental policy relating to investments in municipal securities and below investment grade securities.


   For
           21,719,305
                    5,474
   Against
             1,364,528
                       552
   Abstain
                725,135
                         49
   Broker Non-Votes
             5,479,006
                       713
      Total
           29,287,974
                    6,788



To approve the new fundamental policy relating to investments in municipal securities for the Fund.


   For
           21,848,736
                    5,484
   Against
             1,200,988
                       542
   Abstain
                759,244
                         49
   Broker Non-Votes
             5,479,006
                       713
      Total
           29,287,974
                    6,788



To approve the elimination of the fundamental policy relating to investing in other investment companies.


   For
           21,153,600
                    5,477
   Against
             1,406,742
                       549
   Abstain
             1,248,626
                         49
   Broker Non-Votes
             5,479,006
                       713
      Total
           29,287,974
                    6,788



To approve the elimination of the fundamental policy relating to derivatives and short sales.


   For
           21,164,190
                    5,495
   Against
             1,471,801
                       531
   Abstain
             1,172,977
                         49
   Broker Non-Votes
             5,479,006
                       713
      Total
           29,287,974
                    6,788



To approve the elimination of the fundamental policy relating to commodities.


   For
           21,045,007
                    5,479
   Against
             1,487,869
                       547
   Abstain
             1,276,092
                         49
   Broker Non-Votes
             5,479,006
                       713
      Total
           29,287,974
                    6,788



To approve the new fundamental policy
relating to commodities.


   For
           21,032,759
                    5,479
   Against
             1,496,433
                       547
   Abstain
             1,279,776
                         49
   Broker Non-Votes
             5,479,006
                       713
      Total
           29,287,974
                    6,788



Proxy materials are herein incorporated by reference to the SEC filing on June 18, 2009, under Conformed Submission Type DEF 14A, accession number 0000950123-09-014936.